Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-198561 on Form S-4 of First Midwest Bancorp, Inc. of our report dated February 10, 2014 on the consolidated financial statements of Great Lakes Financial Resources, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Oak Brook, Illinois

October 22, 2014